UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 9, 2004

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
(Address of principal executive offices)          (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2004, the Company signed a Purchase and Sale Agreement, and pursuant thereto completed the sale of the real and personal property comprising the Autumn Rose Quarry, located in Mill Creek, Oklahoma to AR Quarry Acquisition LLC, based in Elberton, Georgia. The purchase price for the Autumn Rose Quarry was $750,000, $150,000 of which was paid in cash at the closing. The remaining $600,000 will be paid to the Company pursuant to the terms of a Promissory Note and a Supply Agreement, which provide for payment in industrial diamond segments and diamond wire used in the Company's operations. No material gain or loss will be recognized on the transaction. The foregoing description of the transaction agreements  is qualified in its entirety by reference to the Purchase and Sale Agreement and related exhibits (including the forms of Promissory Note and Supply Agreement) which are attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with and in order to facilitate the transaction described above, the Company entered into an Amendment, Consent and Release dated November 9, 2004 with its lender, CIT/Business Credit, pursuant to which CIT consented to the sale of the Autumn Rose Quarry and released its security interest in the assets sold. The foregoing description is qualified in its entirety by reference to the Amendment, Consent and Release together with exhibits, which are attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit Number	Description

	10.1	Purchase and Sale Agreement and related exhibits

	10.2	Amendment, Consent and Release and related exhibits

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: November 10, 2004	By: /s/ Michael B. Tule Michael B. Tule Vice President/General Counsel

 Exhibit Index

Number	Description

10.1	Purchase and Sale Agreement and related exhibits

10.2	Amendment, Consent and Release and related exhibits